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                                                                    EXHIBIT 8.2

                       [Dechert Price & Rhoads Letterhead]


                                  July 2, 1999

Board of Directors
Sparta Pharmaceuticals, Inc.
111 Rock Road
Horsham, PA  19004

     Re: Merger of Royale Acquisition Corporation with and into SPARTA PHARMACEUTICALS, INC.

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the filing of the Proxy Statement-Prospectus for the merger (the "Merger") of Royale Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of SuperGen, Inc. ("SuperGen"), a Delaware corporation, with and into Sparta Pharmaceuticals, Inc. ("SPI"), a Delaware corporation. The Proxy Statement-Prospectus is included in the Registration Statement on Form S-4, of SuperGen as originally filed with the Securities and Exchange Commission (the "SEC") on June 11, 1999 and as amended thereafter (the "Registration Statement"). The terms and conditions of the Merger are set forth in the Agreement and Plan of Reorganization, dated as of January 18, 1999 (as amended, the "Reorganization Agreement"), by and among SuperGen, Merger Sub and SPI.

          Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          Pursuant to the Reorganization Agreement, Merger Sub will merge with and into SPI. Each share of common and preferred stock of SPI ("SPI Capital Stock") (other than any shares of SPI Capital Stock to be canceled pursuant to
Section 1.6(b) of the Reorganization Agreement or any Dissenting Shares as defined in Section 1.8 of the Reorganization Agreement) will be exchanged solely for shares of SuperGen common stock (except to the extent that warrants to purchase SuperGen common stock may be issued pursuant to Section 1.6(a)(ii)(B) of the Reorganization Agreement or cash is paid in lieu of fractional shares).

          We have acted as counsel to SPI in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

          (a)  the Reorganization Agreement;

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Board of Directors
Sparta Pharmaccuticals, Inc.
Page 2

          (b) those certain tax representation letters dated on or about the date hereof delivered to us by SuperGen, Merger Sub and SPI containing certain representations of SuperGen, Merger Sub and SPI (the "Tax Representation Letters"); and

          (c) such other instruments and documents related to the formation, organization and operation of SuperGen, Merger Sub and SPI and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

          1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

          2. All representations, warranties and statements made or agreed to by SuperGen, Merger Sub and SPI, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times and as if made at the Effective Time;

          3. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters have been or will be performed without waiver or breach of any material provision thereof; and

          4. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

          Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, provided the Merger is consummated in accordance with the terms and conditions of the Reorganization Agreement and as set forth in the Registration Statement, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Furthermore, it is our opinion that the description of the federal income tax consequences of the Merger under the caption "Approval of the Merger and Related Transactions - Certain Federal Income Tax Considerations" in the Proxy Statement-Prospectus is true and accurate in all material respects.

          This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the

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Board of Directors
Sparta Pharmaceuticals, Inc.
Page 3

Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

          No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon. This opinion may not apply to holders of SPI Capital Stock who have received their shares as compensation for services rendered (for example, if the shares are substantially non-vested within the meaning of Section 83 of the Code or were acquired upon the exercise of incentive stock options under Section 422 of the Code).

          This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          This opinion is being delivered solely in connection with the filing of the Proxy Statement-Prospectus contained in the Registration Statement. It is intended for your benefit and for the benefit of the holders of SPI Capital Stock and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

          We consent to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement-Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.


                                   Very truly yours,

                                   /s/ Dechert Price & Rhoads